Exhibit 99.1

VALENCE TECHNOLOGY, INC.


        VALENCE TECHNOLOGY REPORTS FIRST QUARTER FISCAL 2006 RESULTS AND
                        CHANGES TO ITS BOARD OF DIRECTORS

                    COMPANY ACHIEVES RECORD QUARTERLY REVENUE

AUSTIN, TEXAS -- AUGUST 9, 2005 -- Valence Technology Inc.
(Nasdaq:VLNC),providers of Saphion(R) energy storage systems, the industry's first commercially available, safe, large-format lithium-ion rechargeable batteries, today reported results for the three-month period ending June 30, 2005, which was a record revenue quarter for the company.

Valence also announced that Carl E. Berg has been appointed as chairman of the board of directors, succeeding Stephan Godevais. Mr. Godevais has resigned from the board, effective today, but will continue to act as an advisor to the company. In addition, Dean Bogues has been promoted to president of The Americas and Europe, with responsibility for all business in these regions as well as global sales and marketing.

Highlights for the first quarter of fiscal year 2006 include the following:

     o    Record quarterly revenue of $3.4 million.

     o Completion of manufacturing transition to China with two fully operational facilities, one for powder production and one for pack assembly.

     o Record shipments of battery packs to Segway LLC for three Human Transporter models.

     o    Launch of the industry's first phosphate-based lithium-ion power cell.

     o Positive results from evaluation by an electric fleet vehicle company of a new U-Charge(TM) Power System made with Saphion power cells.

     o Completed design of a U-Charge Power System and fuel gauge designed specifically for electric wheelchairs and medical scooters.

     o Received production orders from three plug-in hybrid electric vehicle customers for U-Charge Power Systems.

     o    Record sales of large-format systems, representing 38% of revenue.

"We are continuing to fine tune our business strategies in order to execute more efficiently and improve gross margins. An example is the decision this quarter to exit the retail market, which has not been a profitable business for us," said Dr. James R. Akridge, president and chief executive officer of Valence Technology Inc. "During the first quarter, we had tremendous growth in our large-format business and continued to reduce production costs and expenses. I believe the company is well positioned to continue making progress in our focus markets."

FINANCIAL RESULTS
Valence reported $3.4 million in revenue for its first quarter of fiscal year 2006, representing a 20 percent increase over $2.8 million in its first quarter of fiscal 2005, and an increase of 44 percent from $2.4 million in its fourth quarter of fiscal 2005. Large-format systems represented 38 percent of total revenue for the first quarter, up from eight percent of revenue last quarter. This signals the beginning of the shift of the revenue base from N-Charge systems to large-format product line. The company reported a net loss available to common stockholders of $8.2 million, or $0.09 per basic and diluted share, in the first quarter of fiscal 2006 compared to a net loss available to common stockholders of $9.2 million, or $0.12 per basic and diluted share, in its first quarter of fiscal 2005, and a net loss available to common stockholders of $9.2 million, or $0.11 per basic and diluted share, in its fourth quarter of fiscal 2005.

As announced last month, Valence expects revenue for the second quarter of fiscal 2006 to be in the range of $4.5 to $5.5 million. The company also expects the same revenue range in third quarter of this fiscal year.

ABOUT VALENCE TECHNOLOGY INC.
Valence Technology develops and markets Saphion(R) energy storage systems, the industry's first commercially available, safe, large-format lithium-ion rechargeable batteries. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada, and Suzhou and Shanghai, China. Valence is traded on the NASDAQ SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements that we are positioned to realize better execution, improve gross margins, continue to reduce production costs and expenses, realize a strong year in both customer orders and revenue and our financial Guidance. Actual results may vary substantially from these forward-looking statements as a result of a variety of factors. Among the important factors that could cause actual results to differ are: the impact of our limited financial resources on our ability to execute on our business plan and the need to raise additional debt or equity financing to execute on that plan; our uninterrupted history of quarterly losses; our ability to service our debt, which is substantial in relationship to our assets and equity values; the pledge of all of our assets as security for our existing indebtedness; the rate of customer acceptance and sales of our products; the continuance of our relationship with a few existing customers, which account for a substantial portion of our current and expected sales in the upcoming year; the level and pace of expansion of our manufacturing capabilities; the level of direct costs and our ability to grow revenues to a level necessary to achieve profitable operating margins in order to achieve break-even cash flow; the level of our selling, general and administrative costs; any impairment in the carrying value of our intangible or other assets; our execution on our business strategy of moving our operations to Asia and our ability to achieve our intended strategic and operating goals; the effects of competition; and general economic conditions. These and other risk factors that could affect actual results are discussed in our periodic reports filed with the Securities and Exchange Commission, including our Report on Form 10-K for the year ended March 31, 2005, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.


MEDIA CONTACT:                              INVESTOR CONTACT:
Lois Paul Partners, LLC                     Valence Technology, Inc.
Daphne Kent                                 investor@valence.com
daphne_kent@lpp.com                         512-527-2921
512-638-5305

                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                            June 30, 2005              March 31, 2005
                                                                      -----------------------     ---------------------
ASSETS
   Total current assets                                                      $        10,607             $       7,448

                                                                      -----------------------     ---------------------
   Total assets                                                              $        13,719             $      10,231
                                                                      =======================     =====================

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Total current liabilities                                                 $        13,346             $       9,099

                                                                      -----------------------     ---------------------
Total liabilities                                                                     61,544                    56,291
                                                                      -----------------------     ---------------------

Redeemable convertible preferred stock                                                 8,592                     8,582
                                                                      -----------------------     ---------------------

  Total stockholders' deficit                                                        (56,417)                  (54,642)
                                                                      -----------------------     ---------------------

  Total liabililities, preferred stock and stockholders' deficit             $        13,719             $      10,231
                                                                      =======================     =====================


                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF
                        OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)


                                                Three Months Ended June 30,
                                                ---------------------------
                                                     2005          2004
                                                ------------  -------------
Total revenues                                  $   3,405       $  2,837

Operating loss                                     (7,260)        (8,001)

Net loss available to common stockholders          (8,196)      $ (9,219)
                                                ============  =============
Net loss per share available to common
 stockholders                                   $   (0.09)      $  (0.12)
                                                ============  =============






                                      # # #